Exhibit 10.12
SECURITIES PURCHASE AGREEMENT

            THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is dated as of September 22, 2008, by and among Thor United ("Thor") and Berkshire International Finance ("Berkshire") (collectively the “Sellers” and each, individually a “Seller”), Harborview Master Fund, LP ("Purchaser"),  Axion International Holdings, Inc., a Colorado corporation, having its principal place of business at 665 Martinsville Road, Suite 219, Basking Ridge, New Jersey 07928 (the “Company”) and Feldman Weinstein & Smith LLP (the "Escrow Agent").

WHEREAS, the Sellers are holders of the Company’s 13% Secured Convertible Debentures in the aggregate principal amount of $600,000 due <?xml:namespace prefix = st1 ns = "urn:schemas-microsoft-com:office:smarttags" />March 30, 2009 with a conversion price as of the date hereof equal to $0.40, subject to adjustment therein (the “Debentures”).

WHEREAS, Sellers desire to sell to Purchaser and Purchaser desires to purchase from Sellers $325,000 principal amount of the Debentures, together with a six month option to purchase an additional aggregate of $275,000 principal amount of Debentures from the Sellers, on the basis of the representations, warranties and agreements contained in this Agreement, and upon the terms but subject to the conditions set forth herein.

WHEREAS, Sellers desire to assign to Purchaser and Purchaser desires to assume from Sellers, all of their rights as a holder of the Debentures.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.  Purchase and Option of Debentures and Option.

                       (a)            Purchase and Sale.  Sellers hereby agree to sell to Purchaser, and Purchaser agrees to purchase from Sellers, an aggregate of $325,000 principal amount of the Debentures, of which Thor will sell $225,000 principal amount and Berkshire shall sell $100,000 principal amount (“Purchased Debentures”).  The aggregate purchase price for the Purchased Debentures shall be $487,500 (the "Purchase Price").

                      (b)            Conversion of Purchased Debentures.  Subject to and conditioned upon the Company and Sellers complying with all of their obligations hereunder, the Purchaser hereby agrees to convert the Purchased Debentures into 812,500 shares of common stock of the Company (“Common Stock” and such shares, the “Converted Shares”).  On the Closing Date (as defined below), the Company shall deliver the Converted Shares electronically and free of legend or resale restrictions to the Purchaser through The Depository Trust Company (“DTC”) to ________________, Account Number ___________, account name: ________________.

                       (c)            Issuance of New Debenture.  As additional consideration to the Purchaser, and because the Company shall directly and indirectly benefit from the transactions contemplated hereunder, and as a material inducement for the Purchaser to enter into this Agreement, the Company shall issue to the Purchaser a convertible debenture with a principal amount equal to $162,500, a conversion price equal to $1.50, otherwise in the form of the Debentures as amended in accordance with this Agreement (the “New Debenture”).

                      (d)            Closing.  The date and time of the Closing (the "Closing Date") shall be 10:00 a.m., New York City time, on the date all of the conditions set forth in Section 2 hereof are satisfied, (or such other time as the parties may agree) after notification of satisfaction or waiver of the conditions to the closing set forth in Section 2 below at the office of the Escrow Agent.

                       (e)            Form of Payment.  On the Closing Date, each of the Sellers and Purchaser shall instruct the Escrow Agent to transfer to each Seller that part of the aggregate Purchase Price set forth opposite such Seller’s name on column (7) of the Securities Schedule attached hereto for the Purchased Debentures by wire transfer of immediately available funds in accordance with each Seller’s written wire instructions.

                       (f)            Grant of Option.  The Sellers hereby grant to the Purchaser an option (the “Option”) to purchase all or any part of the balance of the Debenture with an aggregate principal amount of $275,000 outstanding (“Remaining Debentures”) for a purchase price (the “Option Price”) equal to, in the aggregate for the entire Remaining Debentures (pro-rata if partial exercise) of $423,076 together with interest accrued thereon as of the Exercise Date (as defined below).  The Option shall be exercisable from the date hereof until April 1, 2010 (the “Option Period”).  The Option shall be exercised by written notice (the “Exercise Notice”) by the Purchaser to the Sellers by overnight delivery of such notice within the Option Period.  If the Purchaser exercises the Option in part, each Seller’s obligation to transfer the Remaining Debenture hereunder shall be pro-rata to the other Seller.  “Exercise Date” shall mean the date the Exercise Notice is deposited with a nationally recognized overnight courier for next business day delivery to the Sellers.  Subject to the delivery of the Option Price as set forth below, for all purposes, the assignment of the Remaining Debentures covered by the Exercise Notice shall be deemed to have occurred on the Exercise Date, and Purchaser shall be deemed to be the holder and beneficial owner of such Remaining Debentures as of the Exercise Date.  During the Option Period, the Sellers shall not convert, offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Sellers or any affiliate of the Sellers or any person in privity with the Sellers or any affiliate of the undersigned), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities and Exchange Act of 1934, as amended (“Exchange Act”), with respect to, any Remaining Debentures or shares underlying the Remaining Debentures  Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.

               (g)                        Escrow.

              (i)         Purchaser and the Sellers hereby appoint the Escrow Agent to serve in such capacity hereunder.  Simultaneously with the execution and delivery of this Agreement, Purchaser, shall promptly cause a wire transfer of immediately available funds (U.S. dollars) in an amount representing the Purchase Price, to be paid to an escrow account of the Escrow Agent set forth on Exhibit A attached hereto (the aggregate amounts received being held in escrow by the Escrow Agent are referred to herein as the “Escrow Amount”).  Simultaneously with the execution and delivery of this Agreement, Sellers shall promptly deliver to the Escrow Agent the Debentures and at least five undated stock powers duly manually endorsed for transfer in blank (the "Stock Powers") and the Company shall deliver to Escrow Agent the New Debentures registered in the name of the Purchaser and the instructions to the Company’s transfer agent (Computershare) to deliver the Converted Shares pursuant to Section 1(b).  The Escrow Agent shall hold the Escrow Amount, Debentures, New Debentures and Stock Powers in escrow in accordance with Section 1(g)(ii) and (iii) below.  The Company expressly waivers and requirement that the stock powers contain any signature guarantee or other third-party evidence of authenticity, and agrees to accept the same from the Escrow Agent “as-is” as delivered to the Escrow Agent by the Sellers.

              (ii)        The Escrow Agent shall hold the Escrow Amount, the Stock Powers, the Debentures and the New Debentures delivered to the Escrow Agent pursuant to Section 1(g)(i) of this Agreement, in escrow in accordance with and subject to this Agreement until the receipt of written instructions signed by the Sellers, the Purchaser and the Company that the conditions to the Closing have been satisfied (the "Release Instructions").  Upon receipt of the Release Instructions, the Escrow Agent shall release to Sellers that part of the Escrow Amount constituting the Purchase Price set forth opposite Sellers’ name on column (7) of the Securities Schedule attached hereto in accordance with written wire transfer instructions received from Sellers, and shall release to Purchaser the New Debenture.  The Escrow Agent shall deliver the Debentures to the Company and the Company will cancel the Purchased Debentures and re-issue certificates for the Remaining Debentures back to the Escrow Agent.   Upon notice (the "Delivery Confirmation") from the Escrow Agent that the Escrow Amount, the Debentures, the New Debentures and  the Stock Powers have been delivered to the Escrow Agent, the Purchaser together with the Sellers and the Company shall deliver the Release Instructions.  If Purchaser fails to deliver the Release Instructions to the Escrow Agent within 3 business days after delivery by the Escrow Agent to Purchaser of the Delivery Confirmation, the Sellers may, at their option, direct the Escrow Agent to deliver to the Sellers the Stock Power and the Debentures and if the Sellers deliver such instruction, contemporaneously with the delivery of the foregoing to the Sellers, the Escrow Agent shall deliver to Purchaser the Escrow Amount.  If the Sellers fail to deliver the Release Instructions to the Escrow Agent within 3 business days after the Escrow Agent has delivered the Delivery Confirmation to the Sellers, Purchaser may instruct the Escrow Agent to deliver to the Purchaser the Escrow Amount and if Purchaser delivers such instruction, contemporaneously with the delivery of the foregoing to Purchaser, the Escrow Agent shall deliver to the Sellers the Stock Power and the Debentures.

(iii)       Upon delivery of an Exercise Notice to the Sellers, the Purchaser shall deliver a copy of such notice to the Escrow Agent and deliver the Option Price for the Remaining Debenture covered by such Exercise Notice to the Escrow Agent in United States Dollars in immediate available funds within three (3) business days following the Exercise Date.  Upon receipt of an Exercise Notice, the Escrow Agent shall submit the Remaining Debentures to the Company and the Company shall re-issue a certificate for the Remaining Debentures covered by the Exercise Notice registered in the name of the Purchaser, free and clear of any claim, pledge, charge, lien and any other encumbrance whatsoever, and re-issue the balance of the Remaining Debentures, if any, in the name of the Sellers.  Upon receipt by the Escrow Agent of the Remaining Debentures subject to the Exercise Notice registered in the name of the Purchasers, the Escrow Agent shall release the Remaining Debentures so purchased to the Purchaser and the Option Price to the Sellers.  The exercise of the Option shall be applied pro-rata to Sellers according to the outstanding principal amount of Remaining Debentures then held by the Sellers.  Following the Option Period, provided that the Escrow Agent has received no Exercise Notice during such period unless such Exercise Notices were honored in full, the Escrow Agent shall return the balance of the Remaining Debentures not subject to an Exercise Notice to the Sellers.

(iv)       It is expressly understood that the Escrow Agent acts hereunder as an accommodation to the Purchaser and the Sellers and as a depository only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of any instrument deposited with it, or for the form of execution of such instruments or for the identity, authority or right of any person executing or depositing the same or for the terms and conditions of any instrument pursuant to which the Escrow Agent or the parties may act.

(v)        The Escrow Agent shall no have duties or responsibilities except those set forth in this Agreement and shall incur no liability, other than by its own gross negligence, willful misconduct or fraud, in acting upon any signature, notice, request, waiver, consent, receipt or other paper or document believed by the Escrow Agent to be genuine, and the Escrow Agent may assume that any person purporting to give it any notice on behalf of any party in accordance with the provisions hereof has been duly authorized to do so.  The Purchaser and the Sellers acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be liable for any action taken by Escrow Agent in good faith and believed by Escrow Agent to be authorized or within the rights or powers conferred upon Escrow Agent by this Agreement and shall not be under any duty to give the property held by Escrow Agent hereunder any greater degree of care beyond what Escrow Agent gives its own similar property. The Purchaser and the Sellers hereby jointly and severally agree to indemnify and save the Escrow Agent harmless from and against any and all loss, damage, claims, liabilities, judgments and other costs and expenses of every kind and nature which may be incurred by the Escrow Agent (including attorneys' fees) by reason of its acceptance of, and its performance under, this Agreement unless caused by the gross negligence, willful misconduct or fraud of the Escrow Agent.  Absent the Escrow Agent's gross negligence, willful misconduct or fraud, the Escrow Agent shall be automatically released from all responsibility and liability under this Agreement upon the Escrow Agent's distribution of the Escrow Amount and the Purchased Preferred Shares and the Purchased Warrants in accordance with the provisions of this Agreement.

(vi)       This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

(vii)      The Sellers and the Company acknowledge that Escorw Agent represents the Purchaser on other legal matters and has represented the Purchaser in connection with this Agreement, and each the Sellers and the Company expressly waive any actual or potential conflict of interest which may be caused by such representation or such dual roles of the Escrow Agent.

(viii)     The provisions of this Section 1(g) shall survive any termination of this Agreement.

Section 2.  Closing Conditions

                       (a)            Conditions to Seller's Obligation to Sell.

            The obligation of Sellers hereunder to sell the Debentures to Purchaser on the Closing Date is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided , that these conditions are for Sellers’ sole benefit and may be waived by the Sellers at any time in its sole discretion by providing Purchaser with prior written notice thereof:

            (i)         Contemporaneously with the Closing, the Purchaser shall have delivered to the Escrow Agent that part of the aggregate Purchase Price set forth opposite each Seller's name on column (7) of the Securities Schedule attached hereto by wire transfer of immediately available funds pursuant to wire instructions provided by such Seller.

(ii)        The representations and warranties of Purchaser shall be true and correct in all material respects (other than representations and warranties that are already qualified by materiality which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true as of such specified date), and Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Purchaser at or prior to the Closing Date.

                      (b)            Conditions to Purchaser's Obligation to Purchase.

            The obligation of Purchaser hereunder to purchase the Debentures on the Closing Date is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided, that these conditions are for Purchaser's sole benefit and may be waived by Purchaser at any time in its sole discretion by providing Seller with prior written notice thereof:

            (i)         On or prior to the Closing Date, Sellers shall have delivered to the Escrow Agent the Stock Power and the Debentures being purchased in such Closing and the Company shall have delivered the New Debentures.

(ii)        The representations and warranties of each Seller shall be true and correct in all material respects (other than representations and warranties that are already qualified by materiality which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true as of such specified date), and each Seller shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by each Seller at or prior to the Closing Date.

(iii)       The Company shall have irrevocably instructed its transfer agent to transfer the Converted Shares to the DTC account of the Purchaser pursuant to Section 1(b) and provided a copy of such instructions to the Escrow Agent.

(iv)       All Debentures shall have been amended as set forth in Section 2(c)(i).

(v)        No debt of the Company shall be subject to a security interest in any of the Company’s assets.

                       (c)            Conditions to Company’s Obligations.

            The obligation of Company hereunder to issue the new Debenture and Warrants on the Closing Date is subject to the satisfaction, on or before the Closing Date, of each of the following conditions:
            (i)         Subject to the closing of the transaction herein, the Sellers agree (x) that the Remaining Debentures shall be amended to reduce the interest rate thereon from 13% to 7%, to extend the term of such Debentures to March 31, 2011; and (y) that all security interests held to secure payment of the Debentures shall be terminated effective as of the Closing Date (collectively, the “Debenture Amendments”);

(ii)        ADH Ventures LLC (“ADH”), on or before the Closing Date, (x) shall have converted so much of the Company’s 13% Debentures which it holds in the aggregate principal amount of $667,435 as is permissible in accordance with the terms of such Debenture, subject to reduction of the conversion price thereunder to $.30; (y) shall have agreed to convert the remaining principal balance of such Debenture at such time as it is permissible for it to do so in accordance with its terms; and (z) shall have agreed to the Debenture Amendments;

Section 3.  Sellers’ Representations and Warranties.  Each Seller hereby represents, warrants and covenants, severally and not jointly, to Purchaser as follows as of the date hereof:

                       (a)            Seller is an entity duly organized and validly existing under the laws of the jurisdiction of its formation.

                      (b)            Seller has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of Seller and shall constitute the legal, valid and binding obligation of Seller enforceable against it in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

                       (c)            The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby will not (a) result in a violation of the organizational documents of Seller, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Seller is a party, or (c) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Seller, except in the case of clauses (b) and (c) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Seller to perform its obligations hereunder.

                      (d)            No consent, approval, permit, order, notification, waiver (including any waiver of a right of first refusal) or authorization of, or any exemption from registration, declaration or filing with, any person (governmental or private) is required in connection with the execution, delivery and performance by Seller of this Agreement or the consummation by Seller of the transactions contemplated hereby.  There is no agreement, other than this Agreement, to sell all or any portion of the Debentures and no person has a right of co-sale or tag-along right that would be triggered hereby.

                       (e)            Seller has good and valid title to the Debentures free and clear of lien, mortgage, security interest, pledge, charge or encumbrance of any kind ("Liens").  Delivery of the Debentures to Purchaser will pass to Purchaser good and valid title to the Debentures, free and clear of Liens other than those of Purchaser or under securities laws.

                       (f)            Seller is acting solely for Seller's own account, and has made Seller's own independent decision to enter into this Agreement and as to whether this Agreement is appropriate or proper for Seller based upon Seller's own judgment and upon advice of such advisors as Seller deems necessary.  Seller acknowledges and agrees that Seller is not relying, and has not relied, upon any communication (written or oral) of Purchaser or any affiliate, employee or agent of Purchaser with respect to the legal, accounting, tax or other implications of this Agreement and that Seller has conducted Seller's own analyses of the legal, accounting, tax and other implications hereof and thereof; it being understood that information and explanations related to the terms and conditions of this Agreement shall not be considered investment advice or a recommendation to enter into this Agreement.  Seller acknowledges that neither Purchaser nor any affiliate, employee or agent of Purchaser is acting as a fiduciary for or an advisor to Seller in respect of this Agreement.

                      (g)            There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency or self regulatory organization or body pending or, to the knowledge of Seller, threatened against or affecting Seller that could reasonably be expected to have a material adverse affect on the ability of Seller to perform its obligations hereunder.

(h)        Seller has taken no action that would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby.

(i)         Neither the Seller nor any of its affiliates is an officer, director or a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “ 1934 Act ”)).  Neither Seller nor any of its affiliates is, (a) effecting or seeking, offering or proposing (whether publicly or otherwise) to effect, or cause or participate in or in any way assist any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) any material acquisition of any securities (or beneficial ownership thereof) or assets of the Company or any of its subsidiaries out of the ordinary course of business , (ii) any tender or exchange offer, merger or other business combination involving the Company or any of its subsidiaries, (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries, or (iv) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting securities of the Company; (b) forming, joining or in any way participating in a “group” (as defined under the 1934 Act) with respect to the Company with respect to the matters set forth in (a) above; (c) otherwise acting, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company; or (d) entering into any discussions or arrangements with any third party with respect to any of the foregoing.  The Purchased Debentures have been continuously held by the Seller for a period of at least twelve (12) months as of the date hereof.

Section 4.  Purchaser Representations and Warranties.  Purchaser hereby represents and warrants to each Seller as follows:

                       (a)            Purchaser is an entity duly organized and validly existing under the laws of the jurisdiction of its formation.

                      (b)            Purchaser understands that, the Debenture and the New Debentures have not been and are not being registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless subsequently registered thereunder or an exemption from such registration is available.

                       (c)            Purchaser has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of Purchaser and shall constitute the legal, valid and binding obligation of Purchaser enforceable against it in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

                      (d)            The execution, delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby will not (a) result in a violation of the organizational documents of Purchaser, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Purchaser is a party, or (c) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Purchaser, except in the case of clauses (b) and (c) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Purchaser to perform its obligations hereunder.

                       (e)            Purchaser (a) is a sophisticated person with respect to the sale of the Debentures and the New Debentures; (b) has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the purchase of the Debentures and the New Debentures; and (c) has independently and without reliance upon the Sellers, and based on such information as Purchaser has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that Purchaser has relied upon each Seller’s express representations, warranties and covenants in this Agreement.  Purchaser acknowledges that neither Seller has given Purchaser any investment advice, credit information or opinion on whether the purchase of the Debentures and the New Debentures is prudent.

                       (f)            There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency or self-regulatory organization or body pending or, to the knowledge of Purchaser, threatened against or affecting Purchaser that could reasonably be expected to have a material adverse affect on the ability of Purchaser to perform its obligations hereunder.

                      (g)            Purchaser is purchasing the Debentures and the New Debentures  solely for its own account and not with a view to the distribution or resale of the Debentures and the New Debentures or its rights thereunder except pursuant to a registration statement declared effective under, or an exemption from the registration requirements of, the Securities Act.

                      (h)            Purchaser is an "accredited investor" (as defined in Regulation D under the Securities Act) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the transaction contemplated herein, and it is able to bear the economic risk of such purchase.

                        (i)            Purchaser understands that the Debentures and the New Debentures are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws.

                        (j)            Purchaser understands that the New Debentures shall bear appropriate restrictive legends.

                      (k)            Purchaser has taken no action that would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby.

Section 5.  Company Representations and Warranties.  The Company hereby represents and warrants as follows:

                       (a)            Company and its subsidiaries are an entities duly organized and validly existing under the laws of the jurisdiction of their formation.

                      (b)            The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of the Company and shall constitute the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

                       (c)            The execution, delivery and performance by Company of this Agreement and the consummation by Company of the transactions contemplated hereby will not (a) result in a violation of the organizational documents of Company, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Company is a party, or (c) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Company, except in the case of clauses (b) and (c) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Company to perform its obligations hereunder.

                      (d)            No consent, approval, permit, order, notification, waiver (including any waiver of a right of first refusal) or authorization of, or any exemption from registration, declaration or filing with, any person (governmental or private) is required in connection with the execution, delivery and performance by Company of this Agreement or the consummation by Company of the transactions contemplated hereby.  There is no agreement, other than this Agreement, to sell all or any portion of the Debentures and no person has a right of co-sale or tag-along right that would be triggered hereby.

                       (e)            Company is acting solely for Company's own account, and has made Company's own independent decision to enter into this Agreement and as to whether this Agreement is appropriate or proper for Company based upon Company's own judgment and upon advice of such advisors as Company deems necessary.  Company acknowledges and agrees that Company is not relying, and has not relied, upon any communication (written or oral) of Purchaser or any affiliate, employee or agent of Purchaser with respect to the legal, accounting, tax or other implications of this Agreement and that Company has conducted Company's own analyses of the legal, accounting, tax and other implications hereof and thereof; it being understood that information and explanations related to the terms and conditions of this Agreement shall not be considered investment advice or a recommendation to enter into this Agreement.  Company acknowledges that neither Purchaser nor any affiliate, employee or agent of Purchaser is acting as a fiduciary for or an advisor to Company in respect of this Agreement.

                       (f)            There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency or self regulatory organization or body pending or, to the knowledge of Company, threatened against or affecting Company that could reasonably be expected to have a material adverse affect on the ability of Company to perform its obligations hereunder.

                      (g)            Company has taken no action that would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby.

                      (h)            The New Debentures are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in this Agreement.  The shares underlying the New Debentures, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in this Agreement.  The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance pursuant to the New Debentures.

Section 6.  Covenants.  Sellers, for good and valuable consideration, effective as of the Closing Date, hereby assign, transfer, convey and deliver to Purchaser all of its right, title and interest in and to the Purchased Debentures, and agree to take such actions in the future that are reasonably requested by the Purchaser to effect the foregoing, and to give effect to any exercise of the Option by the Purchaser.

            The Company agrees that all accrued but unpaid interest on the Purchased Debentures through the Closing Date remain obligations of the Company to the Sellers.

Section 7.  Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (a) upon receipt, when delivered personally; (b) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (c) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to Purchaser:

Divash Capital Partners LLC

44 Heather Hill Lane

Woodcliff Lake, NJ 07677

Telephone: 201-307-1230
Facsimile: 201-307-0567
Attention: Steven C. Berger

with a copy (for informational purposes only) to:

Feldman Weinstein & Smith LLP

420 Lexington Avenue

New York, New York 10170

Telephone:  (212) 931-8704
Facsimile:  (212) 401-4741

Attention:  Robert F. Charron

If to Sellers:

Thor Asset Management USA, LLC

551 fifth Avenue, Suite 2020

New York, NY 10017

c/o Peter Kambolin

Managing Director

Berkshire International Finance, Inc.

100 King Street West

37th Floor

Toronto, ON M5X 1C9

with a copy (for informational purposes only) to:

If to Escrow Agent:

Feldman Weinstein & Smith LLP

420 Lexington Avenue

New York, New York 10170

Telephone:  (212) 931-8704
Facsimile:  (212) 401-4741

Attention:  Robert F. Charron

If to Company:

Axion International Holdings, Inc.                                                                       665 Martinsville Road, Suite 219                                                                  Basking Ridge, New Jersey 07928

            With a copy to:

Silverman Sclar Shin & Byrne PLLC

381 Park Avenue South, 16th Floor

New York, New York

Tel:  212-779-8600

Fax: 212-779-8858

Attn: Peter R. Silverman

Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by Seller's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (a) or (c) above, respectively.

Section 8.  Governing Law; Submission to Jurisdiction.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Section 9.  Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements among Purchaser, the Sellers, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Sellers nor Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

Section 10.  Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

Section 11.  Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

Section 12  No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 13  No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 14  Further Assurances.  Each party shall use its commercially reasonable efforts to do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 15  Successors.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Purchased Preferred Shares, Purchased Warrants or Purchased Put Options.

Section 16  Survival.  Unless this Agreement is terminated by mutual consent of the Sellers and Purchaser, the representations and warranties of Sellers and Purchaser contained in Section 3 and 4 shall survive the Closing Date and the delivery and exercise of the Option, as applicable, through the date that is one year after the Closing Date.

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IN WITNESS WHEREOF, Purchaser, Sellers and the Escrow Agent have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

tHOR UNITED By: /s/ Oleg Batrachenko Name: Oleg Batrachenko Title: Director
BERKSHIRE INTERNATIONAL FINANCE By: /s/ John Figlioni Name: John Figlioni Title:
DIVASH CAPITAL PARTNERS LLC By: /s/ Steven C. Berger Name: Steven C. Berger Title: Managing Member
FELDMAN WEINSTEIN & SMITH LLP, as Escrow Agent By: /s/ Joseph A. Smith Name: Joseph A. Smith Title: Authorized Signatory

Axion International HOLDINGS, Inc.

By: /s/ James Kerstein
Name:

Title: